As filed with the Securities and Exchange Commission on March 31, 2004                                                         Registration No. 333-111863

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1

TO

FORM F-3/A-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Internacional de Cerámica, S.A. de C.V.

(Exact name of Registrant as specified in its charter)

Ceramics International, Inc.

(Translation of Registrant's name into English)

United Mexican States	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Avenida Carlos Pacheco No. 7200

Chihuahua, Chihuahua, Mexico

Telephone: 011.52.614.429.1111

(Address and telephone number of Registrant's principal executive offices)

Mark E. Mendel, Esq.

Mendel Blumenfeld, LLP

5809 Acacia Circle

El Paso, Texas 79912

Telephone number 915.587.7878

(Name, address and telephone number of agent for service)

Date of commencement of proposed sale to the public: March 15, 2004.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (4)	Proposed maximum aggregate offering price (4)	Amount of registration fee

Common Units (1)(3)	19,500,000	$1.40	$26,130,000	$3,458.91
Series B Shares, without par value	39,000,000	---	---	---
Limited Voting Units (2)(3)	13,300,000	$1.40	$17,822,000	$2,359.15
Series D Dividend Preference Stock	13,300,000	---	---	---
Series L Limited Voting Stock	13,300,000	---	---	---
Total	32,800,000	$1.40	$43,952,000	$5,818.06

(1)	Each Common Unit is comprised of two shares of Series B Common Stock, which trade as a single unit until December 7, 2004.
(2)	Each Limited Voting Unit is comprised of one share of Series D Dividend Preference Stock and one share of Series L Limited Voting Stock, which trade as a single unit until December 7, 2004.
(3)

American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of Common Units or of Limited Voting Units have been registered under a separate Registration Statement on Form F-6. Each American Depositary Share represents five Common Units or five Limited Voting Units, as applicable.

(4)	Based upon an anticipated offering price preliminarily determined by the Registrant's Board of Directors at a meeting held on December 8, 2003.

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to the Registration Statement filed by the Registrant on Form F-3 (SEC File no. 333-111863) is being filed pursuant to Undertaking A(3) of Item 10 of the Registration Statement to remove from registration (a) 10,479,738 of the Registrant's Common Units, comprised of 20,959,476 shares of Registrant's Series B Common Stock, without par value, and (b) 6,514,043 of the Registrant's Limited Voting Units, comprised of 6,514,043 shares of Registrant's Series D Dividend Preference Stock and 6,514,043 shares of Registrants Series L Limited Voting Stock all of which remained unsold at the expiration of the Rights Offering on March 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, Texas, on March 30, 2004.

INTERNATIONAL DE CERÁMICA, S.A. DE C.V.

By: Mark E. Mendel

            Mark E. Mendel, Authorized United States Representative

and Attorney in Fact